UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2012

INVESTORS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51557	22-3493930
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 JFK Parkway, Short Hills, New Jersey		07078
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 924-5100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 14, 2012, Investors Bancorp, Inc. (the “Company”) entered into a definitive merger agreement with Marathon Banking Corporation under which the Company will acquire Marathon Banking Corporation, the United States subsidiary of Piraeus Bank S.A. (Greece), for $135 million in cash consideration. Marathon Banking Corporation is the parent corporation of Marathon National Bank of New York, a federally-chartered commercial bank headquartered in Astoria, New York with $902 million in assets, $783 million in deposits and 13 full-service branches in the New York metropolitan area. Marathon Bank will merge with and into Investors Bank, the wholly-owned subsidiary of the Company. The transaction is subject to customary closing conditions, including the receipt of regulatory approvals. The merger is currently expected to be completed in the fourth quarter of 2012.

The Merger Agreement contains usual and customary representations and warranties that the Company and Marathon Banking Corporation made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company and Marathon Banking Corporation and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and the representations and warranties may have been used to allocate risk between the Company and Marathon Banking Corporation rather than establishing matters as facts.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form to this Form 8-K and which is incorporated by reference in its entirety. A copy of the press release dated June 14, 2012 announcing the merger is included as Exhibit 99.1 to this Form 8-K.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements. These forward-looking statements may include: management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction; the ability to obtain any required regulatory, stockholder or other approvals; any statements of the plans and objectives of management for future or past operations, products or services, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Neither the Company nor Marathon Banking Corporation assume any duty and do not undertake to update forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that the Company or Marathon Banking Corporation anticipated in its forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, the possibility: that expected benefits may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the transaction may not be timely completed, if at all; that prior to the completion of the transaction or thereafter, the Company’s or Marathon Banking Corporation’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; that required regulatory, stockholder or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of the companies’ customers to the transaction; diversion of management time on merger-related issues; and those factors and risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission. For any forward-looking statements made in this press release or in any documents, the Company and Marathon Banking Corporation claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Item 7.01 Regulation FD Disclosure

On June 15, 2012, the Company held a conference call to discuss the merger of the Company and Marathon Banking Corporation. A copy of the Company’s presentation is included as Exhibit 99.2. A webcast of the conference call will be archived on the Company’s website at www.myinvestorsbank.com and remain available until June 15, 2013. In addition, a telephone replay of the conference call will remain available from June 15, 2012 at 1:00 p.m., EST, through September 17, 2012 at 9:00 a.m., EST. The information furnished in Item 7.01, including Exhibit 99.2 is being furnished and not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions. Not Applicable.

(d)	Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of June 14, 2012, by and among Marathon Banking Corporation and Investors Bancorp, Inc.

Exhibit 99.1	Joint Press Release announcing the merger, dated June 14, 2012

Exhibit 99.2	Investors Bancorp, Inc. presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.

DATE: June 19, 2012	By:	/s/ Thomas F. Splaine, Jr.
Thomas F. Splaine, Jr.
Senior Vice President and Chief Financial Officer